Exhibit 99.1

ARES MANAGEMENT CORPORATION REPORTS SECOND QUARTER 2024 RESULTS

NEW YORK--Ares Management Corporation (NYSE:ARES) today reported its financial results for its second quarter ended June 30, 2024.

GAAP net income attributable to Ares Management Corporation was $94.9 million for the quarter ended June 30, 2024. On a basic and diluted basis, net income attributable to Ares Management Corporation per share of Class A and non-voting common stock was $0.43 for the quarter ended June 30, 2024.

After-tax realized income was $332.0 million for the quarter ended June 30, 2024. After-tax realized income per share of Class A common stock was $0.99 for the quarter ended June 30, 2024. Fee related earnings were $324.5 million for the quarter ended June 30, 2024.

“We generated impressive results in the second quarter, including our highest level of gross fundraising and our second highest level of deployment in our firm’s history,” said Michael Arougheti, Chief Executive Officer and President of Ares. “During the quarter, we raised $26 billion in capital as a growing number of institutional and high net worth investors are finding value in our broad offering of private market investment solutions.”

“In the second quarter, we experienced continued strength in the fundamental performance of our portfolios and double-digit growth across many of our key financial metrics as our investment activity accelerated,” said Jarrod Phillips, Chief Financial Officer of Ares. “With a record amount of available capital at more than $120 billion, we believe that we are well positioned to capitalize on the improving transaction environment and generate additional earnings growth.”

Common Stock Dividend

Ares declared a quarterly dividend of $0.93 per share of its Class A and non-voting common stock, payable on September 30, 2024 to its Class A and non-voting common stockholders of record at the close of business on September 16, 2024.

Dividend Reinvestment Program

Ares has a Dividend Reinvestment Program for its Class A common stockholders that will be effective for the quarterly dividend on September 30, 2024. Equiniti Trust Company is engaged to administer the plan on behalf of Ares. Additional information can be located on the Investor Resources section of our website.

Additional Information

Ares issued a full detailed presentation of its second quarter 2024 results, which can be viewed at www.aresmgmt.com on the Investor Resources section of our home page under Events and Presentations. The presentation is titled “Second Quarter 2024 Earnings Presentation.”

Conference Call and Webcast Information

Ares will host a conference call on August 2, 2024 at 11:00 a.m. (Eastern Time) to discuss second quarter results. All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.aresmgmt.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing +1 (800) 225-9448. International callers can access the conference call by dialing +1 (203) 518-9708. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected and to reference the conference ID ARESQ224. For interested parties, an archived replay of the call will be available through September 2, 2024 to domestic callers by dialing +1 (800) 839-4012 and to international callers by dialing +1 (402) 220-2981. An archived replay will also be available through September 2, 2024 on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager offering clients complementary primary and secondary investment solutions across the credit, real estate, private equity and infrastructure asset classes. We seek to provide flexible capital to support businesses and create value for our stakeholders and within our communities. By collaborating across our investment groups, we aim to generate consistent and attractive investment returns throughout market cycles. As of June 30, 2024, Ares Management Corporation's global platform had over $447 billion of assets under management with more than 2,950 employees operating across North America, Europe, Asia Pacific and the Middle East. For more information, please visit www.aresmgmt.com.

Forward-Looking Statements

Statements included herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect our current views with respect to, among other things, future events, operations and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “foresees” or negative versions of those words, other comparable words or other statements that do not relate to historical or factual matters. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business prospects, growth strategy and liquidity. Actual results may vary materially from those indicated in these forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Ares Management Corporation does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Nothing in this press release constitutes an offer to sell or solicitation of an offer to buy any securities of Ares or an investment fund managed by Ares or its affiliates.

Investor Relations Contacts

Greg Mason	Carl Drake	Cameron Rudd
gmason@aresmgmt.com	cdrake@aresmgmt.com	crudd@aresmgmt.com
(800) 340-6597	(800) 340-6597	(800) 340-6597

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